EXHIBIT 99.2
Bio-Quant, Inc.
Balance Sheets

	Unaudited September 30, 2009	Audited December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$157,682	$163,897
Accounts receivable – net	811,228	378,284
Inventory	261,524	201,013
Prepaid expenses and other current assets	71,371	22,543
Total Current Assets	1,301,806	765,737

Fixed assets	756,694	737,664
Deposits	26,972	26,972
Total assets
	$2,085,472	$1,530,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$690,836	$525,684
Related party payable	116,914	130,000
Deferred revenue	71,763
Liability to shareholders	43,611
Notes payable	32,152
Total current liabilities	955,275	655,684

Long-term debt	34,817	8,900
Total liabilities	990,092	664,584

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, issued and outstanding shares were 4,363 as of September 30, 2009 and 3,410 as of December 31, 2008	43	34
Additional paid in capital	2,884,154	2,893,349
Retained deficit	(1,788,818)	(2,027,594)
Total stockholders’ equity	1,095,380	865,789
Total liabilities and stockholders’ equity	$2,085,472	$1,530,373

Bio-Quant, Inc.
Unaudited Statement of Operations
For the nine months ended September 30, 2009

Revenues	$4,718,726
Cost of sales	2,507,808
Gross profit	2,210,918

Expenses
Wages and related expenses	649,131
Rental expenses	310,880
Selling, general and administrative	1,038,165
Total expenses	1,998,176

Other income	26,033

Net income	$238,775

Net income per common share
Basic	$64.45
Diluted	$64.24

Shares used in the calculation of net income per common share
Basic	3,705
Diluted	3,717

Bio-Quant, Inc.
Unaudited Statement of Cash Flows
For the nine months ended September 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$238,775
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	191,024
Obligation to repurchase common stock	(43,611)
Change in operating assets and liabilities
Accounts receivable	(432,944)
Prepaid expenses and other current assets	(48,828)
Inventory	(60,511)
Related party payable	(13,086)
Deferred revenue	71,763
Notes payable	32,152
Liability to shareholders	43,611
Accounts payable and accrued expenses	165,151
Cash provided by operations	143,496

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(210,054)
Cash used by investing activities	(210,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock	37,998
Repurchase of stock for reverse-split	(3,572)
Increase in long-term debt	25,917
Cash used by financing activities	60,343

Net decrease in cash	(6,215)
Cash and cash equivalents at beginning of the period	163,897
Cash and cash equivalents at the end of the period	$157,682

1.	BASIS OF PRESENTATION
The financial statements included herein are unaudited.  These statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information.  Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, these financial statements include all adjustments [consisting of normal recurring adjustments] necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented.  The results of operations for the interim period shown in this report are not necessarily indicative of results expected for the full year.

The terms “Company” and “Bio-Quant” are used in this report to refer to Bio-Quant, Inc.

2.	ORGANIZATION AND SUMMARY OF BUSINESS
Founded in 1999, Bio-Quant is a contract service research organization [CRO] based in San Diego and is one of the industry's most experienced CROs for in vitro and in vivo pharmacology services and research models specializing in oncology, inflammation, immunology, and metabolic diseases, including diabetes.

3.	IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
In June 2009, the Financial Accounting Standards Board [FASB] issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” a replacement of FASB 162 [now referenced under ASC 105-10, Generally Accepted Accounting Principles].  ASC has become the source of authoritative U.S. generally accepted accounting principles [GAAP] recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretative statements issued for interim and annual periods ending after September 15, 2009 and superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the ASC became non-authoritative.  SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption of SFAS 168 did not have a material effect on the Company’s results of operations or financial condition.

4.	USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  Actual results could differ from these estimates.

5.	RELATED PARTY TRANSACTIONS
On March 15, 2005, the Company entered into a note payable with Samira Wifak, who is the spouse of its Chief Executive Officer, Dr. Bassam Damaj.  The parties to the note executed a Promissory Note Acknowledgement dated March 15, 2005, agreeing that Bio-Quant may satisfy any or all of its obligations to repay any amounts due pursuant to the note by repaying Dr. Damaj.  The amount of the note was $130,000 due upon demand at 10% interest.   At December 31, 2008 and September 30, 2009 the amount of indebtedness is $130,000 and $17,000 respectively.   Related interest accrued and payable at December 31, 2008 and September 30, 2009 is approximately $57,000 and $64,000 respectively and is included in accounts payable and accrued expenses.  Interest expense of approximately $7,000 has been reflected in general and administrative expenses.  In April 2009, Dr. Damaj voluntarily reduced his annual salary by $180,000 with an understanding that the Company would make, to him, monthly principal payments in a corresponding amount on the note payable.  On June 29, 2009, Mrs. Wifak and Dr. Damaj agreed with Bio-Quant that in lieu of having to make payments to Bio-Quant of $12,000 and $7,500 respectively to exercise Bio-Quant options, Bio-Quant would make principal payments of $12,000 and $7,500 to Dr. Damaj on the note payable.  The Company paid $113,000 in principal during the nine month period ended September 30, 2009, $19,500 in the form of 487.50 shares of common stock and $93,500 in the form of cash. Of the 487.50 shares of common stock, 300 were issued to the note holder and 187.50 were issued to Dr. Damaj.

On September 1, 2009, the Company entered into a consulting agreement with Samira Wifak, the spouse of its Chief Executive Officer, Dr. Bassam Damaj.  During the nine month period ended September 30, 2009, the Company paid approximately $5,000 in consulting fees to Mrs. Wifak which have been reflected in general and administrative expenses.  Prior to September 1, 2009, Mrs. Wifak was an employee of the Company and earned compensation of $56,000 and $15,360 for the year ended December 31, 2008 and the nine month period ended September 30, 2009, respectively, which is reflected in general and administrative expenses.

On August 1, 2009, the Company entered into a note payable with its Chief Executive Officer, Dr. Damaj, in the amount of $80,000 for a loan due upon demand at 10% interest.  The note balance at September 30, 2009 is $35,000.  Related interest accrued and payable at September 30, 2009 is approximately $1,000 and is included in accounts payable and accrued expenses.  Interest expense of approximately $1,000 has been reflected in general and administrative expenses.  The Company made cash payments of $45,000 in principal to Dr. Damaj during the nine month period ended September 30, 2009.

On September 7, 2009, Mr. Wifak, the brother-in-law of its Chief Executive Officer was hired as an employee of the Company.  During the nine month period ended September 30, 2009, the Company paid Mr. Wifak approximately $2,000 in wages which have been reflected in general and administrative expenses.  On June 29, 2009, Mr. Wifak exercised option grants he had received during his first term of employment with the Company during 1999 through 2002, with an exercise price of $0.01 resulting in an issuance of 200 shares of common stock and a receivable from Mr. Wifak in the amount of $8,000 which was outstanding at September 30, 2009 and paid in full on November 17, 2009.

The Company purchased pharmaceutical grade prescription drugs from R&D Healthcare, Inc. [R&D Healthcare].  R&D Healthcare is wholly owned by Dr. Bassam Damaj, Bio-Quant’s Chief Executive Officer.  During the nine month period ended September 30, 2009, the Company paid approximately $27,000 to R&D Healthcare for pharmaceutical grade prescription drugs supplied to the Company, which have been reflected in cost of sales.

6.	LIABILITY TO SHAREHOLDERS
On April 21, 2009, the Company completed a 4,000 to 1 reverse split of its common stock.  Shareholders owning less than 4,000 shares were not issued fractional shares.  The Company offered to repurchase such fractional shares at $0.75 per share from such shareholders.   As of September 30, 2009 approximately 58,000 pre-split shares had not been tendered to the Company representing a liability of approximately $44,000 which is included in accounts payable and accrued expenses.

7.	LOSS PER COMMON SHARE
The Company computes earnings per share in accordance with ASC 260-20, Earnings Per Share [ASC 260-20].  Under the provisions of ASC 260-20, basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares available.  Diluted earnings per share are computed similar to basic earnings [loss] per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

8.	REVENUE RECOGNITION
The Company’s sales include contract services, sales kits and housing services.  Contract services include in-vitro and in-vivo testing and these services are billed 50% upfront and 50% on completion which is determined upon delivery of data and/or reports to the client.  Revenue on contract services is recognized on delivery.  Sales kits include pre-packed diagnostics and research kits are billed and revenue recognized on shipment.  Housing services include services for animal storage and are billed and revenue recognized on a monthly basis.

9.	INCOME TAXES
The Company adopted the provisions of ASC 740-10, Income Taxes on January 1, 2007.  Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities.  The Company was not required to provide for a provision for income taxes for the period ended December 31, 2008 as a result of net operating losses incurred during the period.  As of December 31, 2008, the Company had available approximately $2,191,000 of net operating losses [“NOL”] available for income tax purposes that may be carried forward to offset future taxable income, if any.  These carry forwards expire in various years through 2026.  At December 31, 2008, the Company had deferred tax assets of approximately $854,000 relating to the Company’s net operating losses.  The Company’s deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain.  The Company’s ability to utilize its NOL carry forwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

10.	POTENTIAL PAYMENT UPON TERMINATION WITH OR WITHOUT CAUSE OR FOR GOOD REASON
The following table sets forth the potential severance benefits payable to two executive officers of the Company, Bassam Damaj, PhD and Henry Esber, PhD, in the event of a termination with or without cause by the Company or for good reason by the employee, assuming such event occurred on September 30, 2009.

Potential Payment upon Termination With or Without Cause by the Company or For Good Reason by Employee

Name	Salary [1]	Accrued Compensation [2]	Medical [3]	Disability [4]	Total
Bassam Damaj, PhD	$240,000	$20,769	$22,255	$-	$283,024
Henry Esber, PhD	$175,000	$15,986	$2,527	$-	$193,512

[1] Based on salary as of September 30, 2009.
[2] Accrued compensation is comprised of vacation pay earned and unpaid as of September 30, 2009.
[3] Medical is comprised of health insurance premiums, including hospitalization, for the period specified in each executive officer's employment contract.
[4] As of September 30, 2009 the Company is not providing disability benefits coverage.

Dr. Damaj is entitled to 2 times the amount of his annual compensation and other benefits except for annual cash bonuses or incentive compensation and shall continue to receive medical, hospitalization or disability benefits coverage to him, his spouse and dependents in the event that the Company terminates his employment with or without cause or he terminates his employment for good reason.

Dr. Esber is entitled to 1 times the amount of his annual compensation and other benefits except for annual cash bonuses or incentive compensation and shall continue to receive medical, hospitalization or disability benefits coverage to him, his spouse and dependents in the event that the Company terminates his employment with or without cause or he terminates his employment for good reason.

11.	SUBSEQUENT EVENTS
On October 25, 2009, Bio-Quant distributed a dividend of shares of two newly formed subsidiaries, Sorrento Pharmaceuticals [Sorrento] and FasTrack Pharmaceuticals [FasTrack].  Sorrento and FasTrack were formed for the purpose of spinning out to the Bio-Quant stockholders separate companies intended to advance Bio-Quant’s proprietary drug development programs and over-the-counter drug products.  Sorrento and Fastrack have each entered into a Transition Services Agreement with Bio-Quant in connection with their spinout on October 25, 2009.  As part of such spin-out, Sorrento and FasTrack each acquired certain assets from Bio-Quant in exchange for (a) 4,349 shares of Common Stock of each respective entity and (b) separate Promissory Notes, dated October 1, 2009, in the principal amounts of $109,858 and $250,000 to each respective entity.  Each loan is due upon demand after January 1, 2010 at 8% interest.  FasTrack entered into a Promissory Note dated October 1, 2009 with Bio-Quant, pursuant to which FasTrack promised to repay Bio-Quant for a loan in the amount of $20,000, which was applied toward the purchase by FasTrack from a third party of an SSAO Inflammation Program.  The third party transferred the SSAO Inflammation Program and related intellectual property directly to FasTrack.

On November 20, 2009, Bio-Quant entered into an Agreement and Plan of Merger [Merger Agreement] with NexMed, Inc. [NexMed] and BQ Acquisition Corp [Merger Sub], a wholly-owned subsidiary of NexMed, pursuant to which Merger Sub will merge with and into Bio-Quant (the “Merger”), with Bio-Quant continuing as the surviving corporation and a wholly-owned subsidiary of NexMed.

Pursuant to the Merger Agreement, at the effective time of the Merger [Effective Time], each outstanding share of common stock, par value $0.01 per share, of Bio-Quant [Bio-Quant Shares], will be canceled and will be converted automatically into the right to receive 913.96 shares of common stock, par value $0.001 per share, of NexMed [NexMed Shares], as well as a promissory note issued by the NexMed [Note] in the original principal amount of $2,771.37.   Upon closing of the Merger, Bio-Quant shareholders will receive an aggregate of 4,000,000 NexMed Shares and Notes in the aggregate original principal amount of $12,129,010.  All NexMed Shares issued to Bio-Quant shareholders will be restricted stock.

The Notes will bear interest at a rate of 10% per annum, with all principal and interest accrued thereunder becoming due and payable one year from the closing date of the Merger.  The terms of the Notes provide that the principal amounts and all interest thereunder are payable by NexMed in cash or, at NexMed’s option, in NexMed Shares, which shall be valued at the fixed price of $0.168 per share.  The Merger Agreement provides that if NexMed repays the Notes in NexMed Shares, the total number of NexMed Shares issuable to Bio-Quant shareholders shall not exceed 19.99% of outstanding NexMed Shares at the Effective Time unless NexMed receives stockholder approval to do so.  If NexMed receives such stockholder approval, the total number of NexMed Shares issued to Bio-Quant shareholders in the Merger will not exceed 45% of outstanding NexMed Shares immediately prior to the Effective Time.

At the closing of the Merger, Bassam Damaj, Ph. D., the current Chief Executive Officer of Bio-Quant, will become the Chief Executive Officer of NexMed.  Vivian Liu, the current Chief Executive Officer of the NexMed, will become the Executive Vice President and Chairman of the Board of NexMed.  In addition, the Board of Directors of NexMed post-Merger will consist of four directors appointed by NexMed, who will be Vivian Liu, Richard J. Berman, Leonard A. Oppenheim and a fourth director to be selected by NexMed prior to closing, and three directors appointed by Bio-Quant, who will be Dr. Damaj, Henry Esber, Ph. D. and Roberto Crea, each of whom is a current director of Bio-Quant.

The Merger is expected to be completed by the end of 2009, subject to the Bio-Quant shareholders’ approval of the Merger and the satisfaction of other customary closing conditions.  Certain key shareholders of Bio-Quant have agreed to vote in favor of approval of the Merger.

The Merger Agreement requires that, as soon as practicable after the Effective Time, NexMed will hold a special meeting of its stockholders to approve, among other items, an increase in NexMed’s authorized shares to 270,000,000, an increase in the number of shares authorized and reserved under the NexMed’s  2006 Stock Incentive Plan by 15,000,000 and NexMed’s ability to pay all outstanding amounts under the Notes in NexMed Shares.  NexMed has agreed, subject to such stockholder approval, (i) to issue to Bio-Quant employees a total of 2,370,787 shares of restricted stock or restricted stock units, (ii) to issue to certain employees of the Company and its subsidiaries options to purchase a total of 1,985,287 NexMed Shares, with such persons and the number of NexMed Shares underlying their respective grant to be recommended by NexMed’s Chief Executive Officer to the Compensation Committee, and (iii) to issue warrants to purchase a total of 2,521,681 NexMed Shares to those persons determined by NexMed’s Chief Executive Officer, in each case on terms specified in the Merger Agreement.

Under the Merger Agreement, neither the NexMed nor Bio-Quant may solicit or engage in discussions or negotiations with a third party regarding an acquisition of the stock or assets of NexMed or Bio-Quant.  However, if NexMed’s Board of Directors determines in good faith that it has received an unsolicited bona fide Superior Proposal (as defined in the Merger Agreement), NexMed may terminate the Merger Agreement.  In the event of such termination, NexMed must pay to Bio-Quant a fee of $650,000, plus the amount of Bio-Quant’s reasonable expenses resulting from the proposed transaction.

The Merger Agreement contains customary representations, warranties, covenants and agreements made by NexMed, Merger Sub and Bio-Quant as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged upon execution of the Merger Agreement.  In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NexMed or any of its subsidiaries.

The foregoing description of the Merger Agreement does not purport to be complete.

Investors are cautioned that Bio-Quant may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure of the parties to satisfy the closing conditions set forth in the Merger Agreement.